                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                               JPMorgan Chase Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                 at the close of business December 31, 2002, in
        accordance with a call made by the Federal Reserve Bank of this
         District pursuant to the provisions of the Federal Reserve Act.


                                                                                       DOLLAR AMOUNTS
                                     ASSETS                                              IN MILLIONS

Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin ...............................................................   $ 18,102
     Interest-bearing balances .......................................................      8,392
Securities:
Held to maturity securities ..........................................................        396
Available for sale securities ........................................................     79,372
Federal funds sold and securities purchased under
     agreements to resell
     Federal funds sold in domestic offices ..........................................     16,164
     Securities purchased under agreements to resell .................................     67,327
Loans and lease financing receivables:
     Loans and leases held for sale ..................................................     24,545
     Loans and leases, net of unearned income    $159,647
     Less: Allowance for loan and lease losses      3,572
     Loans and leases, net of unearned income and
     allowance .......................................................................    156,075
Trading Assets .......................................................................    194,198
Premises and fixed assets (including capitalized leases) .............................      6,280
Other real estate owned...............................................................        104
Investments in unconsolidated subsidiaries and
     associated companies ............................................................        678
Customers' liability to this bank on acceptances
     outstanding......................................................................        349
Intangible assets
        Goodwill .....................................................................      2,159
        Other Intangible assets ......................................................      3,315
Other assets .........................................................................     44,932
TOTAL ASSETS .........................................................................   $622,388
                                                                                         ========

                                                          - 4 -





                                   LIABILITIES
Deposits
     In domestic offices .............................................................   $171,786
     Noninterest-bearing .......................  $ 75,101
     Interest-bearing ..........................    96,685
     In foreign offices, Edge and Agreement
     subsidiaries and IBF's ..........................................................    128,780
     Noninterest-bearing .......................  $  7,380
     Interest-bearing ..........................   121,400

Federal funds purchased and securities sold under agree-
ments to repurchase:
     Federal funds purchased in domestic offices .....................................      5,701
     Securities sold under agreements to repurchase ..................................    120,579
Trading liabilities ..................................................................    118,113
Other borrowed money (includes mortgage indebtedness
     and obligations under capitalized leases) .......................................      8,388
Bank's liability on acceptances executed and outstanding .............................        356
Subordinated notes and debentures ....................................................      8,528
Other liabilities ....................................................................     24,520
TOTAL LIABILITIES ....................................................................    586,751
Minority Interest in consolidated subsidiaries .......................................         97

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus ........................................          0
Common stock .........................................................................      1,785
Surplus  (exclude all surplus related to preferred stock) ............................     16,304
Retained earnings ....................................................................     16,347
Accumulated other comprehensive income ...............................................      1,104
Other equity capital components ......................................................          0
TOTAL EQUITY CAPITAL .................................................................     35,540
                                                                                         --------
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL .............................   $622,388
                                                                                         ========


I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                               JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.



                                    WILLIAM B. HARRISON, JR.)
                                    ELLEN V. FUTTER         ) DIRECTORS
                                    FRANK A. BENNACK, JR.   )